UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2011

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 8.01	Other Events.

On March 14, 2011, pursuant to the NCR Corporation (“NCR” or the “Company”) Guidelines Concerning Rule 10b5-1 Plans (the “Guidelines”), Executive Vice President John Bruno, and three Senior Vice Presidents of the Company, Daniel Bogan, Peter Leav and Andrea Ledford (the “Executives”), entered into Rule 10b5-1(c) trading plans (the “Plans”) with a broker to sell shares of NCR stock previously acquired upon the vesting of certain restricted stock units or upon the exercise of certain stock options granted under the NCR Corporation 2006 Stock Incentive Plan, as amended and restated on December 31, 2008.

In accordance with NCR’s Guidelines, the first sale under the Plans may not take place until the first business day that is at least 60 days after the date upon which the Plans were adopted (in this case, May 16, 2011 will be the first possible sale date for the Plans described herein). Once executed, transactions under the Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plans were adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Rule 10b5-1 permits individuals who are not in the possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock and/or exercise stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: March 17, 2011	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Corporate Secretary